Exhibit 99.1

Magnolia Solar Explores New Limits on Solar Cell Performance

Invited Presentation at SPIE-Photonic West in San Francisco, CA

WOBURN, MA and ALBANY, NY – January 25, 2012 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announced that Dr. Roger E. Welser, the Chief Technology Officer of its wholly owned subsidiary, Magnolia Solar, Inc., presented an invited paper at a SPIE Photonic West Conference on the Physics, Simulations and Photonic Engineering for Photovoltaic Devices.  The presentation, entitled “Exploring the Radiative Limits of Dark Current Operation in InGaAs Quantum Well Solar Cells,” was made on January 23, 2012 in San Francisco, as part of a special session on Quantum Well and Superlattice Solar Cells.

Dr. Welser stated, “Magnolia Solar has developed a novel device structure that suppresses undesirable recombination events, enabling photovoltaic devices to reach new levels of performance.  To better design and realize ultra high efficiency solar cells, we continue to explore the underlying physical mechanisms controlling the power output.  The aim of our ongoing work summarized at the SPIE conference in San Francisco is to increase both the current and voltage output of single-junction cells by employing a quantum-structured active region and advanced light-trapping strategies. With this patent-pending approach, we expect to demonstrate high solar electric conversion efficiency over a wider range of operating conditions.”

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, “Photovoltaic devices can provide a mobile source of electrical power for a variety of commercial and defense applications in both space and terrestrial environments.  Many of these applications can directly benefit from enhancements in the efficiency of the photovoltaic devices.  Magnolia Solar is developing and commercializing revolutionary new thin-film solar cell technologies employing nanostructured materials.  In collaboration with our partners, we intend to update our shareholders as we continue the development effort for next generation high performance solar cells.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.
For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

The Investor Relations Group
11 Stone St. 3rd Floor
New York, NY
212-825-3210
IR: Adam Holdsworth
PR: Enrique Briz
info@magnoliasolar.com

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